Exhibit 99.2

PRESS RELEASE

China BAK Appoints New VP of Business Development

Shenzhen, China – December 21, 2006 – China BAK Battery, Inc. (“China BAK” or “BAK”) (Nasdaq: CBAK), today announced it has appointed Dr. Zhongyi Deng as its new Vice President of Business Development.  In this newly established position, Dr. Deng will focus on supporting China BAK’s OEM qualification and certification activities and communicating with potential customers. He reports directly to Mr. Li, China BAK’s Chief Executive Officer.

Commenting on his new position, Dr. Deng said, “It is with great pleasure that I accepted the opportunity to work with China BAK, one of the largest manufacturers of rechargeable lithium-based battery cells in China and the world.  I look forward to supporting China BAK’s OEM qualification and certification efforts.”

“We are pleased to welcome Dr. Deng as the newest member of the BAK senior management team. The demands of our business warranted adding an officer with a technical background to serve as a liaison to potential new OEM customers. Given his strong background in the lithium battery market and expertise in the research and development, Dr. Deng is an ideal candidate to fill this role,” commented Xiangqian Li, China BAK’s Chief Executive Officer. “His working experience in Asia and the US is a great fit for BAK as we pursue the business from international OEMs.”

Dr. Deng has over ten years of experience in the lithium battery industry, including research and development (“R&D”), battery testing and evaluation at several global companies. Prior to joining China BAK, Dr. Deng served as Director of Technology & Marketing for Ferro Corporation from 2004 to 2006, where he oversaw R&D activities in both the U.S. and Suzhou, China, and technical service, sales and marketing in Asia. Dr. Deng also served as Ferro Corporation’s Technical Manager and Senior Scientist from 2002 to 2003, where he led to build electrolyte R&D centers in Cleveland, USA and Suzhou, China. His work on electrolytes has been rewarded by seven US patents. From 1996 until 2001, he held several positions at Moltech Corporation, a lithium rechargeable battery developer based in Tucson, Arizona, including Manager of R&D. His work resulted in three granted US patents. Prior to working at Moltech, Dr. Deng worked at Lawrence Berkeley National Lab for 2 years where he worked on lithium polymer battery R&D—a USABC (Advanced Battery Consortium) project. Dr. Deng has a Ph.D. in Chemistry from University of Waterloo in Ontario, Canada. He also holds both Masters of Science and Bachelors of Science degrees in Chemistry from Wuhan University in Wuhan, China.

About China BAK Battery Inc.

China BAK Battery, Inc. is one of the largest manufacturers of lithium-based battery cells in China and in the world, as measured by production output. It produces battery cells that are the principal component of rechargeable batteries commonly used in cellular phones, notebook computers, cordless power tools and portable consumer electronics, such as digital media devices, portable media players, portable audio players, portable gaming devices and personal digital assistants ( or PDAs). China BAK’s 1.9 million square feet facilities are located in Shenzhen, PRC, and have been recently expanded to produce new products. China BAK is the largest manufacturer of lithium-ion battery cells for China’s cellular phone replacement battery market.

Safe Harbor Statement

This press release contains forward-looking statements, which are subject to change. The forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All “forward-looking statements” relating to the business of China BAK Battery, Inc. and its subsidiary companies, which can be identified by the use of forward-looking terminology such as “believes,” “expects” or similar expressions, involve known and unknown risks and uncertainties which could cause actual results to differ. These factors include but are not limited to: risks related to China BAK’s business and risks related to operating in China. Please refer to China BAK’s Annual Report on Form 10-K for the fiscal year ended September 30, 2006, filed with the U.S. Securities and Exchange Commission, for specific details on risk factors. Given these risks and uncertainties, you are cautioned not to place undue reliance on forward-looking statements. China BAK’s actual results could differ materially from those contained in the forward-looking statements. China BAK undertakes no obligation to revise or update its forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

For more information, please contact:

Company Contact:
Jim Groh
Tel:   +1-843-277-0024
Email: jim@BAKbattery.com

Or

Investor Relations Contact:
Crocker Coulson
Tel:  +1- 646-213-1915
Email: crocker.coulson@ccgir.com

Or

Elaine Ketchmere
Tel:  +1-310-477-9800, ext. 119
Email: elaine.ketchmere@ccgir.com